EXHIBIT 32.1
CERTIFICATIONS
In connection with the Quarterly Report of StarTek, Inc. on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned individual, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: November 9, 2006	/s/ Steven D. Butler
Steven D. Butler
President and Chief Executive Officer

Date: November 9, 2006	/s/ Rodd E. Granger
Rodd E. Granger
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.